Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Touchstone Resources USA, Inc.:
We hereby consent to the use in Amendment No. 2 of this Registration Statement of our reports dated March 24, 2006 and April 11, 2005, which appear on pages F-1 and F-56 respectively, relating to the 2005, 2004 and 2003 annual consolidated financial statements of Touchstone Resources USA, Inc. and subsidiaries, and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ L J Soldinger Associates, LLC
Deer Park, Illinois, USA
July 6, 2006